RESIGNATION

          I, Robert Tarantino, do hereby submit my resignation as a director, officer, employee, trustee of any pension or retirement plan and other capacities I may now hold with Dataram Corp., a New Jersey corporation (the "Corporation"). This resignation shall include, but is not limited to the position as the Chairman of the Board of Directors of the Corporation, President and Chief Executive Officer of the Corporation, a Director of the Corporation and a Trustee of the Corporations 401(K) Plan. The rights and responsibilities of this resignation are binding on me, my heirs and my estate, as well as the Corporation, its successors and assigns.

          My resignation as an officer, employee, trustee of any pension or retirement plan and any other capacities I may now hold with the Corporation, other than as a director, shall be effective as of May 7, 2008 and my resignation as a director of the Corporation shall be effective as of June 13, 2008



                                       /s/ROBERT TARANTINO
                                       ________________________________
                                       Robert Tarantino